EXHIBIT 10.1

                               ATLANTIS PLASTICS
                                  [LETTERHEAD]


                                          February 14, 1997

Mr. Anthony F. Bova
President and Chief Executive Officer
Atlantis Plastics, Inc.
1870 The Exchange Suite 200
Atlanta, Georgia 30339

RE:      AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Tony:

       Reference is made to the Employment Agreement, dated as of February 1, 1995, between Atlantis Plastics, Inc. (the "COMPANY") and yourself, as amended (the "EMPLOYMENT AGREEMENT.") Except as set forth herein, capitalized terms used in this letter agreement have the meanings ascribed to them in the Employment Agreement. The Compensation Committee of the Board of Directors has approved the following modification to the provisions of the Employment Agreement for the Company's fiscal year ending December 31, 1997 ("FY 97.")

         The Company's Adjusted Earnings Per Share for its fiscal year ended December 31, 1996 ("FY 96") shall be deemed to be $.50. Accordingly, for purposes of the calculation of FY 97 Incentive Compensation set forth on EXHIBIT A to the Employment Agreement, $.50 shall be used as the base point for measuring the amount (if at all) by which the Company's Adjusted Earnings Per Share for FY 97 exceeds Adjusted Earnings Per Share for FY 96.

       If the foregoing accurately reflects our agreement with respect to the foregoing modification to the Employment Agreement, kindly sign the duplicate copy of this letter agreement enclosed herewith and return it to Peter Klein.

                                          Sincerely,



                                          Earl W. Powell
                                          Chairman of the Board


                                          ACCEPTED AND AGREED:


                                          /s/ ANTHONY F. BOVA
                                          -----------------------------
                                          Anthony F. Bova